SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

MANUGISTICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22154	52-1469385
(Commission File Number No.)	(IRS Employer Identification No.)

9715 Key West Avenue
Rockville, Maryland 20850

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(301) 255-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Change in Status Agreement for Raghavan Rajaji

On November 4, 2005, Manugistics Group, Inc. (the “Company”) entered into a change in status agreement (the “Change in Status Agreement”) with Raghavan Rajaji in connection with Mr. Rajaji’s resignation as the Company’s Executive Vice President, Treasurer and Chief Financial Officer and his change in status to a part-time employee of the Company on November 4, 2005.  The Change in Status Agreement is filed as Exhibit 10.1 hereto and the terms of the Change in Status Agreement are incorporated herein.

Under the Change in Status Agreement, beginning on the date of his resignation on November 4, 2005 and ending on March 5, 2006 (the “Period”), Mr. Rajaji will be a part-time employee of the Company reporting to the Company’s Chief Executive Officer.  Mr. Rajaji will work for the Company at least four hours each week and will be paid at an hourly rate of $100.  The Company will not provide any accrued vacation or life insurance benefits to Mr. Rajaji during the Period and will not pay the premiums for any other coverage.

Any shares of unvested restricted stock held by Mr. Rajaji pursuant to the Amended and Restated 1998 Stock Option Plan of the Company (the “1998 Plan”) will be accelerated so that such shares will become fully vested upon the earliest to occur of the following:  (i) March 5, 2006 (assuming Mr. Rajaji remains employed with the Company); (ii) Mr. Rajaji’s resignation for “good reason”; (iii) the Company’s involuntary termination of Mr. Rajaji’s employment without “cause”; or (iv) a “change in control” of the Company.  The foregoing acceleration of vesting of restricted stock is conditioned upon the execution by Mr. Rajaji of the release of claims that is included in the Change in Status Agreement.  Mr. Rajaji’s stock options granted under the 1998 Plan will continue to vest through the end of the Period and will be exercisable in accordance with the terms of Mr. Rajaji’s original grant agreement and the 1998 Plan.  If, before fully vesting in the restricted stock or any stock options, Mr. Rajaji ceases to be an employee of the Company before the end of the Period for a reason other than resignation for “good reason” or termination without “cause” (or death or disability), he will not receive any additional vesting on the restricted stock or any stock options beyond the date his employment ceases.  Mr. Rajaji will not be entitled to any bonus or other incentive compensation for any period commencing after November 4, 2005.

In addition, under the agreement, Mr. Rajaji agrees not to solicit customers and employees of the Company and not to compete against the Company on the terms set forth in the Change in Status Agreement.  The Change in Status Agreement supersedes any other agreement between the Company and Mr. Rajaji except for those agreements identified in the Change in Status Agreement.

“Cause” means Mr. Rajaji: (i) commits a material breach of his obligations or agreements with respect to the Company; (ii) commits an act of fraud, material dishonesty, or gross negligence with respect to the Company or otherwise acts with willful disregard for the Company’s best interests; (iii) fails or refuses to perform any duties delegated to him that are consistent with the duties of similarly-situated executives or are otherwise required; (iv) seizes a corporate opportunity for himself instead of offering such opportunity to the Company if it is within the scope of the Company’s or its subsidiaries’ or parent’s business; or (v) is convicted of or pleads guilty or no contest to a felony (or to a felony charge reduced to misdemeanor), or, with respect to his employment, to any misdemeanor (other than a traffic violation) or, with respect to his employment, knowingly violates any federal or state securities or tax laws.

“Good reason” means (i) the Company reduces Mr. Rajaji’s base salary without his consent; or (ii) the Company assigns Mr. Rajaji duties materially inconsistent with, or substantially diminishes, his status or responsibilities without his consent.

A “change in control” means the occurrence of any one or more of the following events:  (i) sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups acting together; (ii) complete or substantially complete dissolution or liquidation of the Company; (iii) a person, entity, or group acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board of Directors (the “Board”) (“Company Voting Securities”); (iv) completion of a merger, consolidation, or reorganization of the Company with or into any other entity unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent; (v) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or (vi) during any two-year period, the individuals who constitute the Board at the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

Supplemental Retention Program

On November 1, 2005, the Company implemented a supplemental retention program (the “Supplemental Retention Program”) for certain executive officers and employees.  The Supplemental Retention Program provides for the payment of a total of $130,000 in cash to certain executive officers, and grants of a total of 300,000 shares of restricted stock and 915,000 stock options to certain executive officers and employees.

The foregoing description of the terms of the Supplemental Retention Program is not complete and is qualified in its entirety by reference to the Description of the Supplemental Retention Program, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Employment Agreement of Joseph L. Cowan, CEO

On November 1, 2005, Joseph L. Cowan’s employment agreement was amended to extend his housing allowance for an additional six months through January 21, 2006.

Termination and Settlement Agreements

On October 3, 2005, Manugistics France, a French subsidiary of the Company (the “French Subsidiary”), entered into a settlement agreement (the “Settlement Agreement”) with Jean-Claude Walravens, and on October 5, 2005, Manugistics Benelux S.A., a Belgian subsidiary of the Company, (the “Belgian Subsidiary” and, together with the French Subsidiary, the “Subsidiaries”) entered into a termination agreement (the “Termination Agreement” and, together with the Settlement Agreement, the “Agreements”), with Jean-Claude Walravens, both agreements in connection with Mr. Walravens’ termination from his position as the Company’s Senior Vice President, President of European Operations, effective August 31, 2005.

Among other terms, the Agreements provide that Mr. Walravens will receive an aggregate lump sum payment of 523,296.97 Euro, less appropriate withholding amounts, consisting of the following elements:  (i) 37,646.55 Euro, which is equal to three months’ salary; (ii) 28,871.16 Euro, as payment for a legal dismissal indemnity; (iii) 445,600.00 Euro as payment for Mr. Walravens’ alleged damages in connection with his termination; and (iv) 12,384.00 Euro, as payment for an indemnity in lieu of notice, less 1,204.74 Euro, which is equal to one month’s salary that was inadvertently paid to Mr. Walravens for September 2005.  Mr. Walravens also will receive leave vacation pay in accordance with applicable Belgian law, less appropriate withholding amounts.  Mr. Walravens is entitled to exercise all stock options that were vested at the time of his termination for the term of such options.  In addition, the Belgian Subsidiary will pay 11,500.00 Euro to the group insurance company provided that the insurance company accepts such payment.  Mr. Walravens may continue to use his company car until March 30, 2007, and is entitled to receive up to 416.66 Euro each month until March 30, 2007, as payment for fuel for the company car.  The Belgian Subsidiary will continue to provide insurance for the company car, and Mr. Walravens will be liable for any expense incurred as a result of an accident.

In consideration of the payments and benefits to be received under the Agreements, Mr. Walravens agrees to release the Subsidiaries and other companies in the Manugistics group and their respective directors and employees from any and all claims, rights, proceedings or remedies whatsoever, whether outstanding, accruing or contingent, resulting, directly or indirectly, from his employment with the Subsidiaries or any other Manugistics company and the termination of such employment.  In addition, the French Subsidiary and Mr. Walravens agree to release all claims against each other in any respect and agree that all disputes derived from Mr. Walravens’ employment agreement with the French Subsidiary and the termination of such agreement terminate upon payment by the French Subsidiary of the amounts described in clauses (i), (ii) and (iii) above.  Under the Agreements, Mr. Walravens agrees not to disclose certain confidential information regarding the Subsidiaries and other Manugistics companies and their clients, not to use such confidential information for his own or any third party’s benefit, not to say or do anything that is likely to adversely affect the Subsidiaries or other Manugistics companies and not to do harm to the Subsidiaries or other Manugistics companies in any manner.  Mr. Walravens also agrees not to participate in unlawful competition against the Belgian Subsidiary.

The Company will file the Settlement Agreement and the Termination Agreement as exhibits to its upcoming Quarterly Report on Form 10-Q for the quarter ended November 30, 2005.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 1, 2005, the Board of Directors of the Company appointed William M. Gibson as a Class I Director effective November 1, 2005, for a term expiring at the Company’s Annual Meeting of Shareholders in 2008 and until his successor is duly elected and qualified.

Item 9.01(c) Exhibits

Exhibit 10.1	Change in Status Agreement, dated November 4, 2005, between Manugistics Group, Inc. and Raghavan Rajaji.

Exhibit 10.2	Description of Manugistics Group, Inc. Supplemental Retention Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUGISTICS GROUP, INC.
(Registrant)

Dated: November 7, 2005	By	/s/ Joseph L. Cowan
Joseph L. Cowan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Status Agreement, dated November 4, 2005, between Manugistics Group, Inc. and Raghavan Rajaji.
10.2	Description of Manugistics Group, Inc. Supplemental Retention Program.